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                                                                    EXHIBIT 4.31

                                LETTER AMENDMENT

                            DATED AS OF MAY 31, 1995

TO THE PARTIES NAMED IN APPENDIX I HERETO:

                  Reference is made to the Note Purchase Agreement dated as of August 1, 1989 (as from time to time amended, the "Note Purchase Agreement") pursuant to which Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company (US) In Rehabilitation, and Beneficial Standard Life Insurance Company (collectively, the "Noteholders") hold the 9.96% Senior Notes of LDI Corporation (the "Company") dated August 11, 1989 in the aggregate original principal amount of $20,000,000 (the "Notes"). The Noteholders are the registered holders of 100% of the outstanding principal amount of the Notes as refiected in the Note Register required to be maintained by the Company pursuant to paragraph 8 of the Note Purchase Agreement. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Note Purchase Agreement.

                  1. Payments of Principal on the Notes. The Company shall, on the date hereof, make a principal payment on the Notes in the amount of $518,383.28. The balance of the principal amount of the Notes in the amount of $5,618,191.10 shall be due and payable on June 15, 1995. Interest on the Notes shall continue to be payable on the 10th day of each month.

                  2. Conditions Precedent. The effectiveness of the foregoing amendments to the Note Purchase Agreement and Notes shall be subject to the satisfaction of the following conditions:

                  (a) The Noteholders shall have received an Acknowledgment
                      executed by LDI Ohio in the form of Exhibit A.

                  (b) The expiration date of the Bank Credit Agreement shall have been extended until June 15, 1995.

                  3. Miscellaneous. Except as specifically amended hereby, all terms and provisions of the Note Purchase Agreement and all other documents and instruments related thereto shall remain in full force and effect with no other modification or waiver. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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                  If you agree to amending the Note Purchase Agreement in the manner set forth above, please so indicate by executing the form of acknowledgment set forth below. This Amendment shall then take effect as of the date hereof upon satisfaction of the conditions set forth in paragraph 2 hereof.

                                       Very Truly Yours,

                                       LDI CORPORATION

                                       By______________________________
                                         Its___________________________


Agreed to and accepted as of
the date first-above mentioned.

NORTHWESTERN NATIONAL LIFE
  INSURANCE COMPANY



By______________________________
  Its___________________________


NORTHERN LIFE INSURANCE COMPANY

By______________________________
  Its___________________________


                                      -2-
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CONFEDERATION LIFE INSURANCE
 COMPANY (U.S.) IN REHABILITATION

By
   -------------------------------
  Its
     -----------------------------


BENEFICIAL STANDARD LIFE INSURANCE
  COMPANY

By: Conseco Capital Management, Inc.
    acting as investment advisor

By
  --------------------------------
  Its
     -----------------------------





                                      -3-
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                                                                      APPENDIX I

                                   NOTEHOLDERS

Name and Notice Address

Northwestern National Life
 Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147

Northern Life Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147

Confederation Life Insurance Company
 (U.S.) In Rehabilitation
260 Interstate North
Atlanta, Georgia 30339
Attn: Manager, Private Placements

Beneficial Standard Life
 Insurance Company
c/o Washington Square Capital, Inc.
100 Washington Square
Suite 800
Minneapolis, Minnesota 55401-2147


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                                                                       EXHIBIT A

                          ACKNOWLEDGMENT OF LDI OF OHIO, INC.

            The undersigned, LDI of Ohio, Inc., hereby acknowledges and consents to the terms and provisions set forth in the foregoing Letter Amendment dated as of May 31, 1995. The undersigned represents and warrants to the Noteholders (as defined in the foregoing Letter Amendment) that (a) the Guaranty of Payment of Debt, executed and delivered by the undersigned, dated July 29, 1994, and (b) the Amended and Restated Security Agreement, dated as of July 29, 1994 remain the valid and binding obligations of the undersigned, enforceable against it in accordance with their respective terms.

                                       LDI OF OHIO, INC.



                                       By_________________________
                                         Its______________________



Dated: May 31, 1995